EXHIBIT 10.20
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                                CHANGE OF CONTROL
                              EMPLOYMENT AGREEMENT





                                     BETWEEN





                             EXTENDED SYSTEMS, INC.





                                       AND





                                   [EMPLOYEE]






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

                                TABLE OF CONTENTS


                                                                            Page

Article 1 certain definitions.................................................1

Article 2 change of control...................................................2

Article 3 Employment Period and Employment Status.............................3
            3.1  Employment Period............................................3
            3.2  Employment Status............................................3

Article 4 terms of employment.................................................3
            4.1  Position and Duties..........................................3
            4.2  Compensation.................................................3
                 4.2.1  Base Salary...........................................4
                 4.2.2  Annual Bonus..........................................4
                 4.2.3  Incentive, Savings and Retirement Plans...............4
                 4.2.4  Welfare Benefit Plans.................................4
                 4.2.5  Expenses..............................................5
                 4.2.6  Fringe Benefits.......................................5
                 4.2.7  Vacation..............................................5

Article 5 termination of employment...........................................5
            5.1  Death or Disability..........................................5
            5.2  Cause........................................................5
            5.3  Good Reason..................................................6
            5.4  Notice of Termination........................................7
            5.5  Date of Termination..........................................7

Article 6 obligations of the Company upon Termination.........................8
            6.1  Good Reason; Other Than for Cause, Death or Disability.......8
            6.2  Death........................................................9
            6.3  Disability...................................................9
            6.4  Cause; Other Than for Good Reason............................9

Article 7 non-exclusivity of Rights..........................................10

Article 8 full settlement; legal fees........................................10

Article 9 certain additional payments by the company.........................10

Article 10 CONFIDENTIAL INFORMATION and INTELLECTUAL PROPERTY................13
            10.1  Disclosure of Confidential Information or
                    Intellectual Property....................................13
            10.2  Transfer of Intellectual Property Rights...................13
            10.3  Patent, Copyright and Other Property Rights................13
            10.4  Confidential Information...................................13
            10.5  Intellectual Property......................................14

Article 11 successors........................................................14

Article 12 miscellaneous.....................................................15

                               CHANGE OF CONTROL
                              EMPLOYMENT AGREEMENT

            AGREEMENT by and between Extended Systems, Inc., a Delaware corporation (the "COMPANY") and [EMPLOYEE NAME] (the "EXECUTIVE"), dated as of the 19th day of MAY, 2004.

            The Board of Directors of the Company (the "BOARD"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

            NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                                   ARTICLE 1
                               CERTAIN DEFINITIONS

            1.1 "EFFECTIVE DATE" shall mean the first date during the Change of Control Period (as defined in Section 1.2) on which a Change of Control (as defined in Article 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

            1.2 "CHANGE OF CONTROL PERIOD" shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof; provided, however, that commencing on the date one (1) year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "RENEWAL DATE"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate three (3) years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended. In conjunction with the Renewal Date, the Board will review the Agreement annually for the purpose of determining whether the Change of Control Period shall not be extended.

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                                    ARTICLE 2
                                CHANGE OF CONTROL

            For the purpose of this Agreement, a "CHANGE OF CONTROL" shall mean:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that for purposes of this Subsection (a), the following acquisitions shall not constitute a Change of control:

            (i) any acquisition directly from the Company,

            (ii) any acquisition by the Company,

            (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or

(iv) any acquisition pursuant to a transaction which complies with the exception in subsection (c) of this Article 2; or

            (b) Individuals who, as of the date hereof, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

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                                   ARTICLE 3
                     EMPLOYMENT PERIOD AND EMPLOYMENT STATUS

            3.1 EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the earlier of (i) Date of Termination as defined in Section 5.5 of this Agreement (the "EMPLOYMENT PERIOD"), or (ii) the date that is 13 months after the Effective Date.

            3.2 EMPLOYMENT STATUS.

            3.2.1 Prior to the Effective Date, the Executive and the Company acknowledge that the employment of the Executive by the Company is currently and will continue to be "at will" and, prior to the Effective Date, the Executive's employment may be terminated for any reason by either the Executive or the Company at any time, subject only to the employment agreement attached as Exhibit A. Executive and the Company further acknowledge that if the Executive's employment is terminated for any reason prior to the Effective Date, the Executive shall have no further rights under this Agreement.

            3.2.2 From and after the Effective Date, Executive's employment shall continue to be "at will," subject only to the terms of this Agreement, which shall thereafter supersede the employment agreement attached as Exhibit A or any other agreement between the parties with respect to the subject matter hereof.

                                   ARTICLE 4
                               TERMS OF EMPLOYMENT

            4.1 POSITION AND DUTIES.

            4.1.1 During the Employment Period,

            (a) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned to the Executive at any time during the 120-day period immediately preceding the Effective Date and

            (b) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 50 miles from such location.

            4.1.2 During the Employment Period, the Executive agrees to serve the Company faithfully and to the best of Executive's ability and to devote Executive's full time, attention and efforts to the business and affairs of the Company during Executive's employment by the Company. The Executive agrees not render or perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

            4.2 COMPENSATION.

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

            4.2.1 BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("ANNUAL BASE SALARY"), which shall be paid at a monthly rate, at least equal to twelve (12) times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the twelve (12) month period immediately preceding the month in which the Effective Date occurs. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "AFFILIATED COMPANIES" shall include any company controlled by, controlling or under common control with the Company.

            4.2.2 ANNUAL BONUS. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "ANNUAL BONUS") in cash at least equal to the Executive's most recently established (i) target bonus under the Company's Management Incentive Program, (ii) target commission under the Company's or sales commission program, or (iii) comparable bonus under any predecessor or successor plan, before the public announcement of the transaction that resulted in the Change of Control (annualized in the event that the Executive was not employed by the Company for the whole or such fiscal year) (such target, the "ANNUAL BONUS AMOUNT"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

            4.2.3 INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

            4.2.4 WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

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            4.2.5 EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

            4.2.6 FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

            4.2.7 VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                                    ARTICLE 5
                            TERMINATION OF EMPLOYMENT

            5.1 DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 12.2 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "DISABILITY EFFECTIVE DATE"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "DISABILITY" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

            5.2 CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "CAUSE" shall mean:

            (a) The Executive has breached the confidential or proprietary information provisions of Article 10 of this Agreement;

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            (b) The Executive has breached any other material contractual obligation under this Agreement or any other agreement between the Company and the Executive and has failed to cure such breach within 30 days after receipt of written notice of such breach from the Company;

            (c) The Executive has committed fraud, misappropriation or embezzlement in connection with the Company's business or materially violated a federal or state law or regulation applicable to the business of the Company;

            (d) The Executive has been convicted or has pleaded NOLO CONTENDERE to any crime involving moral turpitude or financial misconduct;

            (e) The Executive has engaged in willful misconduct, including willful violation of any Company policy, which is injurious to the Company; or

            (f) The Executive has willfully and materially failed to perform the Executive's duties as an executive of the Company to the satisfaction of the Company or its Board and has failed to cure such default within 30 days after receipt of written notice of default from the Company.

            For purposes of subsections 5.2(e) and 5.2(f) above, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the written instructions of the Chief Executive Officer or a senior officer of the Company or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that the Executive's conduct falls under one or more of subsections (a) through (f) of this Section 5.2, and specifying the particulars thereof in detail.

            5.3 GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "GOOD REASON" shall mean:

            (a) The assignment to the Executive of any duties or responsibilities inconsistent in any respect with the Executive's position or a reduction in the Executive's compensation or any action by the Company which results in a reduction in the scope or responsibility with respect to the Executive's duties that is inconsistent in any respect with the Executive's position, authority, duties or responsibilities as contemplated by Section 4.1 of this Agreement excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

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

            (b) any failure by the Company to comply with any of the provisions of Section 4.2 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

            (c) the Company's requiring the Executive to be based at any office or location other than as provided in Subsection 4.1.1(b) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

            (d) any purported termination of the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

            (e) any failure by the Company to comply with and satisfy Section
11.3 of this Agreement.

            For purpose of this Section 5.3, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

            5.4 NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12.2 of this Agreement. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice that

            (a) indicates the specific termination provision in this Agreement relied upon,

            (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and

            (c) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice).

The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

            5.5 DATE OF TERMINATION. "DATE OF TERMINATION" means

            (a) if the Executive's employment terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,

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

            (b) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination and

            (c) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

                                    ARTICLE 6
                   OBLIGATIONS OF THE COMPANY UPON TERMINATION

            6.1 GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Death or Disability, or the Executive shall terminate employment for Good Reason:

            (a) the Company shall pay to the Executive in eighteen (18) equal monthly installments, with the first payment due and payable 30 days after the Date of Termination, the aggregate of the following amounts:

            (i) the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Annual Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in Subparagraphs (1), (2) and (3) shall be hereinafter referred to as the "ACCRUED OBLIGATIONS"); and

            (ii) the amount equal to one and one-half times (1.5 x) the sum of
(x) the Executive's Annual Base Salary and (y) the Annual Bonus Amount;

            (b) for eighteen (18) months after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4.2.4 of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall terminate;

            (c) the Company reimburse the Executive for usual and customary outplacement benefits, such as legal, accounting, employment placement expenses and other incidental expenses in connection with termination of employment, in an amount not to exceed $10,000.

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

            (d) Any unvested options to purchase the Company's securities granted under the Company's 1998 Stock Option Plan, as amended (the "Plan"), or any successor plan providing a similar benefit shall become vested and may be exercised by the Executive in accordance with the Plan.

            (e) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "OTHER BENEFITS").

            6.2 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term "OTHER BENEFITS" as utilized in this Section 6.2 shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

            6.3 DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6.3 shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

            6.4 CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) the Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment

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Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations by the Company to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

                                   ARTICLE 7
                            NON-EXCLUSIVITY OF RIGHTS

            Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Article 3, shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                                   ARTICLE 8
                           FULL SETTLEMENT; LEGAL FEES

            The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as specifically provided in
Section 6.1(b), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or unenforceability of, or liability or entitlement under, any provision of this Agreement or any guarantee of performance thereof (whether such contest is between the Company and the Executive or between either of them and any third party, and including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "CODE").

                                   ARTICLE 9
                   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

            9.1 Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Article 9) (a "PAYMENT") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"),

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or any corresponding provision of state or local tax laws, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then the Executive shall be entitled to receive an additional payment (a "GROSS-UP PAYMENT") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 9.1, if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "REDUCED AMOUNT") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

            9.2 Subject to the provisions of Section 9.3, all determinations required to be made under this Article 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's current public accounting firm or such other certified public accounting firm as may be designated by the Executive (the "ACCOUNTING FIRM"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Article 9, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("UNDERPAYMENT"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9.3 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

            9.3 The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            (a) give the Company any information reasonably requested by the Company relating to such claim,

            (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (c) cooperate with the Company in good faith in order to effectively contest such claim, and

            (d) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one (1) or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            9.4 If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9.3, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9.3, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                                   ARTICLE 10
               CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

            10.1 DISCLOSURE OF CONFIDENTIAL INFORMATION OR INTELLECTUAL PROPERTY. Executive will not, at any time during or after Executive's employment by Company, make any unauthorized use or disclosure of Confidential Information (as defined below) or Intellectual Property (as defined below), including confidential information or intellectual property of third parties to which Executive had access as a result of Executive's employment. Nothing in this Agreement shall prohibit Executive from complying with a court order to produce information, but Executive agrees to provide Company notice, immediately upon becoming aware of such requirement, of any subpoena, order, or other mandate to produce information which may be Confidential Information and to cooperate fully with Company in obtaining such protection as Company deems appropriate.

            10.2 TRANSFER OF INTELLECTUAL PROPERTY RIGHTS. During Executive's employment by Company, Executive agrees to promptly disclose in writing to Company any Intellectual Property, whether originated, conceived, created, made, developed or invented in whole or in part by Executive, and maintain adequate and current records thereof. Pursuant to this Agreement, Executive assigns, transfers, and conveys to Company, or its designees or successors, Executive's entire right, title and interest in any Intellectual Property that Executive originates, conceives, creates, makes, develops or invents, whether as sole inventor, creator, developer or originator or as a joint inventor, creator, developer or originator with others, whether made within or without the usual working hours or upon the premises of Company or elsewhere, during Executive's employment.

            10.3 PATENT, COPYRIGHT AND OTHER PROPERTY RIGHTS. Either during or subsequent to Executive's employment, upon the request and at the expense of Company, but for no consideration in addition to that due to Executive pursuant to Executive's employment with Company and this Agreement, Executive shall execute, acknowledge, and deliver to Company or its designee any instruments that in the judgment of Company may be necessary or desirable to secure or maintain for the benefit of Company or its designee adequate patent, copyright, and other property rights with respect to Intellectual Property within the scope of this Agreement, including, but not limited to: (a) domestic and foreign patent and copyright applications, (b) any other applications for securing, protecting, or registering property rights, and (c) powers of attorney, assignments, oaths, affirmations, supplemental oaths and sworn statements. Executive shall also assist Company or its designee, as required, to draft such instruments, to obtain such rights, and to enforce such rights, provided that such assistance will not unreasonably interfere with your other endeavors.

            10.4 CONFIDENTIAL INFORMATION. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any confidential or private information, not generally known to the public, related to the business or operations (past, present or future) of Company. Confidential Information encompasses a broad scope of information that includes, without limitation:

business plans and strategies; information regarding the identities, skills, qualities, competencies, characteristics, expertise, or experience of the directors, officers, or employees of Company; information regarding the compensation practices of, or payments made to or by, Company; the contents of communications, oral or written, with, by or between directors, officers, employees, or agents of Company; statements of fact or opinion or mixed statements of fact and opinion if such statements are based on information or events to which Executive had access as a result of Executive's employment by Company; and similar information related to third parties to whom Company owes a duty of confidentiality or privacy.

            10.5 INTELLECTUAL PROPERTY. For purposes of this Agreement, "INTELLECTUAL PROPERTY" includes, without limitation, any and all information, ideas, concepts, improvements, discoveries, designs, inventions, trade secrets, know-how, manufacturing processes, product formulae, design specifications, writings and other works of authorship, computer programs, and business methods, whether patentable or not, which are originated by, conceived by, created by, made by, developed by, invented by, learned by, or disclosed to Executive, individually or in conjunction with others, during Executive's employment by Company (whether during business hours or otherwise and whether on Company's premises or otherwise) which relate to Company's business, products, or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts with in the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks). The term "Intellectual Property" also includes all rights provided by the law of any jurisdiction throughout the world with respect to such information, ideas, concepts, improvements, discoveries, designs, inventions, trade secrets, know-how, manufacturing processes, product formulae, design specifications, writings and other works of authorship, computer programs, and business methods, including, without limitation, the right to maintain the same as confidential information, the right to first publication, the right to obtain patents and industrial rights thereon, all rights of copyright, all trademark rights, and the right to protect the same against acts of unfair competition.

                                   ARTICLE 11
                                   SUCCESSORS

            11.1 This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            11.2 This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            11.3 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "COMPANY" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                                   ARTICLE 12
                                  MISCELLANEOUS

            12.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            12.2 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:

                [Employee Name]
                [Employee Address]

            If to the Company:

                Extended Systems, Inc.
                5777 N. Meeker
                Boise, ID  83713
                Attention:  Chief Financial Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            12.3 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            12.4 The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            12.5 The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Subsections 5.3(a) through 5.3(e) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf.




Dated:  _______________, 2004
                                          -------------------------------------
                                          Print Name
                                                     --------------------------


                                          EXTENDED SYSTEMS, INC.



Dated:  _______________, 2004             By:
                                                -------------------------------
                                                Print Name
                                                           --------------------
                                                Its
                                                    ---------------------------